ACE Securities Corp. Home Equity Loan Trust Series 2007-SL1	FREE WRITING PROSPECTUS

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp.

$351,623,000(Approximate)
Home Equity Loan Trust Series 2007-SL1

ACE Securities Corp. (Depositor) ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1 (Issuing Entity)

February 20, 2007

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission’s website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities, Inc.’s (“DBSI”) trading desk at (212) 250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUING ENTITY OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUING ENTITY IN CONNECTION WITH THE PROPOSED TRANSACTION.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

FREE WRITING PROSPECTUS DATED February 20, 2007
ACE Securities Corp.
Home Equity Loan Trust, Series 2007-SL1
$351,623,000(Approximate)
Subject to a permitted variance of +/- 10%.

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M

Offered Certificates:
A-1	48,608,000	Float	1.19	1 - 36	0	ACT/360	March 2037	AAA / Aaa
A-2	223,538,000	Float	1.19	1 - 36	0	ACT/360	March 2037	AAA / Aaa
M-1	19,022,000	Float	5.00	36 - 64	0	ACT/360	March 2037	AA+ / Aa1
M-2	18,645,000	Float	5.05	54 - 64	0	ACT/360	March 2037	AA / Aa2
M-3	8,475,000	Float	4.55	50 - 64	0	ACT/360	March 2037	AA- / Aa3
M-4	9,040,000	Float	4.34	46 - 64	0	ACT/360	March 2037	A+ / A1
M-5	6,215,000	Float	4.21	44 - 64	0	ACT/360	March 2037	A / A2
M-6	5,085,000	Float	4.13	43 - 64	0	ACT/360	March 2037	A- / A3
M-7	4,897,000	Float	4.07	42 - 64	0	ACT/360	March 2037	BBB+ / Baa1
M-8	3,955,000	Float	4.02	41 - 64	0	ACT/360	March 2037	BBB / Baa2
M-9	4,143,000	Float	3.99	40 - 64	0	ACT/360	March 2037	BBB- / Baa3
Total Offered	351,623,000

Non-Offered Certificates:
M-10	4,520,000	Float	3.95	40 - 64	0	ACT/360	March 2037	BB+ / Ba1
Total	356,143,000

Transaction Overview
Certificates:
The Class A-1 Certificates and Class A-2 Certificates (the “Senior Certificates” or “Class A Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Mezzanine Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate second lien mortgage loans (the “Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate second lien mortgage loans with conforming and non-conforming principal balances (the “Group II Mortgage Loans”). The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Class A Certificates and the Mezzanine Certificates (other than the Class M-10 Certificates) are referred to collectively in this free writing prospectus as the “Offered Certificates”. The pass-through rates on the Senior Certificates and Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The trust will also issue the Class CE-1 Certificates, the Class CE-2 Certificates, the Class P Certificates, and the Class R Certificates which, along with the Class M-10 Certificates, are referred to herein as the “Non-offered Certificates”.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Transaction Overview
Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 6,457 fixed-rate second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $376,674,430 as of the Cut-off Date. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 1,487 conforming principal balance fixed-rate Mortgage Loans totaling approximately $67,277,963 and the Group II Mortgage Loans will represent approximately 4,970 conforming and non-conforming principal balance fixed Mortgage Loans totaling approximately $309,396,467.

Senior Certificates or Class A Certificates:	Class A-1 Certificates and Class A-2 Certificates

Mezzanine Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
	American Home Mortgage	80,644,110	21.41
	GMAC	78,521,877	20.85
	Chapel	62,080,036	16.48
	Mortgage IT	25,209,412	6.69
	Other	130,218,995	34.57
	Total	376,674,430	100.00

Master Servicer and Securities Administrator:	Wells Fargo Bank, National Association

Servicers:	GMAC Mortgage Corporation (“GMAC”) and Ocwen Loan Servicing, LLC (“Ocwen”)

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	February 1, 2007

Expected Pricing:	Week of February 19, 2007

Expected Closing Date:	On or about February 28, 2007

Record Date:
For so long as the Offered Certificates are held in book-entry form, the Record Date will be the business day immediately preceding the related Distribution Date, With respect to any Offered Certificates held in definitive form, the Record Date will be the last business day of the month immediately preceding the month in which the related Distribution Date occurs.

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in March 2007.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1
Transaction Overview (Cont.)
Determination Date:
With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to the first Distribution Date and the Mortgage Loans serviced by (i) GMAC, the period beginning on the Cut-off Date and ending on the (15th) day of the month of such Distribution Date, and with respect to any Distribution Date thereafter, the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs and (ii) Ocwen, with respect to prepayments in full, the period beginning on the sixteenth day of the month preceding the related Distribution Date and ending on the fifteenth day of the month of such Distribution Date, and (ii) with respect to prepayments in part, the prior calendar month.

Interest Accrual Period:
Interest will initially accrue on the Offered Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Offered Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Offered Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to an amount not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicers and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For any class of Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, the Servicers and the Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees (“Administration Fee Rate”) initially aggregate to a weighted average cost of approximately 0.5285% per annum for the Mortgage Loans.

Compensating Interest:
Each Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans received during the portion of the related Prepayment Period occurring between the 16th day of the month prior to the month of the Distribution Date to the last day of such prior month up to the Servicing Fee payable to the related Servicer. If a Servicer fails to make such payments, the Master Servicer will be required to do so in an amount not to exceed the compensation payable to the Master Servicer.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Expense Adjusted Mortgage Rate:
For any Mortgage Loan for any Distribution Date shall be a per annum rate equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which such Distribution Date occurs minus the Administration Fee Rate.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Transaction Overview (Cont.)
Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Determination Date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so. In the event that the Master Servicer fails to exercise such purchase option on the first possible optional termination date, each Servicer may, subject to certain conditions set forth in the pooling and servicing agreement, exercise such purchase option. In the event either the Master Servicer or a Servicer exercises this option, the portion of the purchase price allocable to the certificates will be, to the extent of available funds, (i) 100% of the then outstanding Certificate Principal Balance of the certificates, plus (ii) one month’s interest on the then outstanding Certificate Principal Balance of the certificates at the then applicable pass-through rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts.

Monthly Servicer Advances:
The Servicers will collect monthly payments of principal and interest on the related Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments but only to the extent such amounts are deemed recoverable. If a Servicer fails to make any such advances, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicers and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1)	Excess Interest;
	2)	Overcollateralization (“OC”); and
	3)	Subordination.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Transaction Overview (Cont.)
Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments made to the Swap Provider, if any, second, to the Class CE-1 Certificates (the Class CE-2 Certificate will not have a certificate principal balance and will not be allocated any losses), third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, and twelfth, to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter (except in the case of subsequent recoveries). However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution or from any Net Swap Payments payable by the Swap Provider available for this purpose.

A “Realized Loss” for a Liquidated Mortgage Loan is equal to the principal balance of such Liquidated Mortgage Loan plus interest thereon from the date on which interest was last paid less any liquidation proceeds received on such Mortgage Loan and for a Charged Off Mortgage Loan is equal to the principal balance of such Charged Off Mortgage Loan plus interest thereon from the date on which interest was last paid.

A “Liquidated Mortgage Loan” is a Mortgage Loan that was liquidated and for which the related Servicer has determined that it has received all amounts it expects to receive in connection with such liquidation, including payments under any related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds and amounts received in connection with the final disposition of the related REO property.

A “Charged Off Mortgage Loan” is a defaulted Mortgage Loan that the related Servicer is required to charge off once such Mortgage Loan becomes 180 days delinquent provided that such Mortgage Loan has not yet been liquidated and provided further, that the related Servicer has determined, based on a broker’s price opinion and other relevant considerations, that no significant net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property or that the potential net recovery is anticipated to be an amount that is insufficient to warrant proceeding through foreclosure or other liquidation of the related mortgaged property.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Transaction Overview (Cont.)
Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the aggregate Certificate Principal Balance of the certificates (other than the Class CE-1 Certificates). This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 5.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 10.90% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread, to the extent available will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount. In addition, Net Swap Payments paid by the Swap Provider may be used to restore or maintain the Required Overcollateralization Amount.

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the lesser of (i) the Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, for that Distribution Date and (ii) the excess of the Required Overcollateralization Amount over the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date following the Distribution Date which the Certificate Principal Balances of the Class A Certificates are reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in March 2010 and (y) the first Distribution Date on which the Class A Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the certificates) is equal to or greater than approximately 55.50%.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Transaction Overview (Cont.)
Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class of certificates and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S/M)	Initial CE %	CE % On/After Step Down Date
A	AAA / Aaa	27.75%	55.50%
M-1	AA+ / Aa1	22.70%	45.40%
M-2	AA / Aa2	17.75%	35.50%
M-3	AA- / Aa3	15.50%	31.00%
M-4	A+ / A1	13.10%	26.20%
M-5	A / A2	11.45%	22.90%
M-6	A- / A3	10.10%	20.20%
M-7	BBB+ / Baa1	8.80%	17.60%
M-8	BBB / Baa2	7.75%	15.50%
M-9	BBB- / Baa3	6.65%	13.30%
M-10	BB+ / Ba1	5.45%	10.90%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date, (y) the amount of principal required to be distributed to the holders of the certificates on such Distribution Date and (z) any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)), owed to the Swap Provider.

Net WAC Pass- Through Rate:
Class A-1 and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the difference of (a) the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, over (b) the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date (which was not caused by a Swap Provider Trigger Event as defined in the Swap Agreement), and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balances of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
If on any Distribution Date the Pass-Through Rate for any class of the Series 2007-SL1 Certificates is limited by the Net WAC Pass-Through Rate, such class will be entitled to the “Net WAC Rate Carryover Amount” which will be equal to the sum of (i) the excess, if any of (a) the amount of interest that would have accrued on such class based on One-Month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion at a rate equal to One-Month LIBOR plus the related margin for the most recently ended Interest Accrual Period. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Offered Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $281,893,162. Beginning with the Distribution Date in September 2007, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to the product of (i) [5.28]% per annum, (ii) the Swap Notional Amount (as defined below) and (iii) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to the product of (i) one-month LIBOR, (ii) the Swap Notional Amount and (iii) a fraction, the numerator of which is the actual number of days elapsed during the related Interest Accrual Period and the denominator of which is 360, until the Swap Agreement is terminated. The “Swap Notional Amount” for each Distribution Date will be equal to the lesser of (a) the aggregate certificate principal balance of the Offered Certificates and Class M-10 Certificates on the day immediately preceding such Distribution Date, and (b) the scheduled swap notional amount set forth in the Swap Agreement for such Distribution Date. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.

A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the Securities Administrator on behalf of the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment which is not payable as a result of the occurrence of a swap provider trigger event under the Swap Agreement, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full prior to distributions to Certificateholders.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Available Distribution Amount:
For any Distribution Date, net of the administration fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; (iv) all Compensating Interest paid by each Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Due Period; and (v) Net Swap Payments payable by the Swap Provider.

Class A Principal Distribution Amount:
Until the Stepdown Date, the Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A Principal Allocation Percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest and any Net Swap Payment received by the Securities Administrator from the Swap Provider required to restore or maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 55.50% Credit Enhancement Percentage (2x the Class A Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Class M Principal Distribution Amount:
Unless the Class A Certificates have been reduced to zero, the Mezzanine Certificates will generally not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 45.40% Credit Enhancement Percentage (2x the Class M-1 Target Credit Enhancement Percentage), second to the Class M-2 Certificates, until it reaches approximately a 35.50% Credit Enhancement Percentage (2x the Class M-2 Target Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 31.00% Credit Enhancement Percentage (2x the Class M-3 Target Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 26.20% Credit Enhancement Percentage (2x the Class M-4 Target Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 22.90% Credit Enhancement Percentage (2x the Class M-5 Target Credit Enhancement Percentage), sixth to the Class M-6 Certificates, until it reaches approximately a 20.20% Credit Enhancement Percentage (2x the Class M-6 Target Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 17.60% Credit Enhancement Percentage (2x the Class M-7 Target Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 15.50% Credit Enhancement Percentage (2x the Class M-8 Target Credit Enhancement Percentage), ninth to the Class M-9 Certificates, until it reaches approximately a 13.30% Credit Enhancement Percentage (2x the Class M-9 Target Credit Enhancement Percentage, and tenth to the Class M-10 Certificates, until it reaches approximately a 10.90% Credit Enhancement Percentage (2x the Class M-10 Target Credit Enhancement Percentage.

Coupon Step-up:	On the Distribution Date following the first possible optional termination date, the margin on the Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A-1 Certificates and A-2 Certificates	2 x Margin

Mezzanine Certificates	The lesser of 1.5 x Margin and Margin plus 0.50%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Transaction Overview (Cont.)
Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 14.40%.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
March 2009 to February 2010	3.05%, plus 1/12th of 2.70% for each month thereafter
March 2010 to February 2011	5.75%, plus 1/12th of 1.75% for each month thereafter
March 2011 to February 2012	7.50%, plus 1/12th of 1.50% for each month thereafter
March 2012 to February 2013	9.00%, plus 1/12th of 0.50% for each month thereafter
March 2013 and thereafter	9.50%

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Transaction Overview (Cont.)
Payment Priority:	I. On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.
To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

	2.	(A) To pay interest to the Class A Certificates, including any accrued unpaid interest from a prior Distribution Date; on a pro rata basis, based on the entitlement of each such class.
(B) to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
	3.	To pay principal to the Class A Certificates in accordance with the principal payment provisions described above under “Class A Principal Distribution Amount”.
	4.	To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above under “Class M Principal Distribution Amount”.
5.
From excess interest and any Overcollateralization Reduction Amount, if any, to the certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the certificates to the extent necessary to restore or maintain the Required Overcollateralization Amount.

	6.	From excess interest and any Overcollateralization Reduction Amount, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, in the same priority as 2(B) above.
	7.	From excess interest and any Overcollateralization Reduction Amount, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, in the same priority as 2(B) above.
8.
From excess interest and any Overcollateralization Reduction Amount, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.

	9.	From excess interest and any Overcollateralization Reduction Amount, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
	10.	To pay any remaining amount to the non-offered certificates identified in, and in accordance with the provisions of, the Pooling and Servicing Agreement.
Payment Priority (continued):
II.  Commencing on the Distribution Date in September 2007, any Net Swap Payments on deposit to the Supplemental Interest Trust will be paid after the distribution of the Available Distribution Amount as follows:

1.
To the Supplemental Interest Trust, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.

2.
To pay any unpaid interest on the Class A Certificates including any accrued unpaid interest from a prior Distribution Date, on a pro rata basis based on entitlement of such class, then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.

3.
To pay any principal to the Offered Certificates in accordance with the principal payment provisions described above in an amount necessary to restore or maintain the Required Overcollateralization Amount.*

	4.	To pay any allocated Realized Losses* remaining unpaid on the Mezzanine Certificates, sequentially.
	5.	To pay the Net WAC Rate Carryover Amount on the Offered Certificates remaining unpaid in the same order of priority as described above.
	6.	To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
	7.	To pay any remaining amount to the Class CE-1 Certificates.

* Notwithstanding the foregoing, the cumulative amount paid pursuant to clauses 3 and 4 shall at no time be permitted to exceed the cumulative amount of realized losses incurred on the Mortgage Loans from and after the Cut-Off Date

Commencing on the Distribution Date in September 2007, amounts payable by the trust to the Securities Administrator in respect of Net Swap Payments and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event (and to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from related available funds before distributions to the holders of the Offered Certificates. On or before each Distribution Date commencing on the Distribution Date occurring in September 2007, such amounts will be distributed by the trust to the Securities Administrator, and paid by the Securities Administrator to the Swap Provider as follows:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

(i) first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date, and

(ii)
second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement (to the extent not paid by the Securities Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Securities Administrator).

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1
Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
9/25/2007	281,893,162	8/25/2011	28,952,803
10/25/2007	268,595,515	9/25/2011	27,580,806
11/25/2007	255,924,198	10/25/2011	26,273,661
12/25/2007	243,849,746	11/25/2011	25,028,261
1/25/2008	232,344,080	12/25/2011	23,841,517
2/25/2008	221,380,438	1/25/2012	22,710,896
3/25/2008	210,933,319	2/25/2012	21,633,748
4/25/2008	200,978,418
5/25/2008	191,492,573
6/25/2008	182,453,713
7/25/2008	173,840,801
8/25/2008	165,633,792
9/25/2008	157,813,582
10/25/2008	150,361,966
11/25/2008	143,261,593
12/25/2008	136,495,931
1/25/2009	130,049,222
2/25/2009	123,906,451
3/25/2009	118,053,309
4/25/2009	112,476,159
5/25/2009	107,162,006
6/25/2009	102,098,466
7/25/2009	97,273,738
8/25/2009	92,676,576
9/25/2009	88,296,261
10/25/2009	84,122,580
11/25/2009	80,145,802
12/25/2009	76,356,651
1/25/2010	72,746,287
2/25/2010	69,306,290
3/25/2010	66,028,631
4/25/2010	62,905,663
5/25/2010	59,930,097
6/25/2010	57,094,986
7/25/2010	54,393,712
8/25/2010	51,819,967
9/25/2010	49,367,742
10/25/2010	47,031,307
11/25/2010	44,805,205
12/25/2010	42,684,235
1/25/2011	40,663,440
2/25/2011	38,738,098
3/25/2011	36,903,708
4/25/2011	35,155,981
5/25/2011	33,490,831
6/25/2011	31,904,363
7/25/2011	30,392,865

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Sensitivity Table
To 10% Call

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.55	2.94	1.19	0.87	0.66
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Jan-28	Feb-17	Feb-10	Apr-09	Oct-08

A-2	Avg Life	13.97	2.96	1.19	0.87	0.66
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Jan-28	Feb-17	Feb-10	Apr-09	Oct-08

M-1	Avg Life	16.12	6.52	5.00	3.60	2.52
	First Payment Date	Oct-21	Mar-10	Feb-10	Apr-09	Oct-08
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-2	Avg Life	16.12	6.52	5.05	3.64	2.83
	First Payment Date	Oct-21	Mar-10	Aug-11	May-10	Sep-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-3	Avg Life	16.12	6.52	4.55	3.29	2.56
	First Payment Date	Oct-21	Mar-10	Apr-11	Feb-10	Jun-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-4	Avg Life	16.12	6.52	4.34	3.14	2.43
	First Payment Date	Oct-21	Mar-10	Dec-10	Dec-09	Apr-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-5	Avg Life	16.12	6.52	4.21	3.04	2.34
	First Payment Date	Oct-21	Mar-10	Oct-10	Oct-09	Mar-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Sensitivity Table
To 10% Call (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-6	Avg Life	16.12	6.52	4.13	2.99	2.30
	First Payment Date	Oct-21	Mar-10	Sep-10	Sep-09	Feb-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-7	Avg Life	16.12	6.52	4.07	2.95	2.26
	First Payment Date	Oct-21	Mar-10	Aug-10	Aug-09	Feb-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-8	Avg Life	16.12	6.52	4.02	2.90	2.23
	First Payment Date	Oct-21	Mar-10	Jul-10	Aug-09	Jan-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-9	Avg Life	16.12	6.52	3.99	2.88	2.21
	First Payment Date	Oct-21	Mar-10	Jun-10	Jul-09	Jan-09
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

M-10	Avg Life	16.12	6.52	3.95	2.86	2.18
	First Payment Date	Oct-21	Mar-10	Jun-10	Jul-09	Dec-08
	Last Payment Date	Jan-28	Feb-17	Jun-12	Dec-10	Jan-10

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Sensitivity Table
To Maturity

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

A-1	Avg Life	13.80	3.11	1.19	0.87	0.66
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	May-36	Oct-21	Feb-10	Apr-09	Oct-08

A-2	Avg Life	14.30	3.14	1.19	0.87	0.66
	First Payment Date	Mar-07	Mar-07	Mar-07	Mar-07	Mar-07
	Last Payment Date	Jul-36	Dec-21	Feb-10	Apr-09	Oct-08

M-1	Avg Life	17.12	7.08	7.20	5.25	3.67
	First Payment Date	Oct-21	Mar-10	Feb-10	Apr-09	Oct-08
	Last Payment Date	Apr-36	Oct-21	Mar-19	Dec-15	Sep-13

M-2	Avg Life	17.12	7.08	5.50	3.98	3.14
	First Payment Date	Oct-21	Mar-10	Aug-11	May-10	Sep-09
	Last Payment Date	Mar-36	Oct-21	Jun-17	Aug-14	Oct-12

M-3	Avg Life	17.11	7.08	4.93	3.57	2.76
	First Payment Date	Oct-21	Mar-10	Apr-11	Feb-10	Jun-09
	Last Payment Date	Dec-35	Oct-21	Nov-16	Mar-14	Jun-12

M-4	Avg Life	17.11	7.08	4.71	3.42	2.63
	First Payment Date	Oct-21	Mar-10	Dec-10	Dec-09	Apr-09
	Last Payment Date	Oct-35	Oct-21	Jul-16	Dec-13	Apr-12

M-5	Avg Life	17.10	7.08	4.57	3.31	2.54
	First Payment Date	Oct-21	Mar-10	Oct-10	Oct-09	Mar-09
	Last Payment Date	Aug-35	Oct-21	Mar-16	Sep-13	Feb-12

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Sensitivity Table
To Maturity (Continued)

		0% CPR	20% CPR	35% CPR	45% CPR	55% CPR

M-6	Avg Life	17.09	7.08	4.47	3.24	2.49
	First Payment Date	Oct-21	Mar-10	Sep-10	Sep-09	Feb-09
	Last Payment Date	Jun-35	Oct-21	Nov-15	Jun-13	Dec-11

M-7	Avg Life	17.08	7.08	4.40	3.19	2.44
	First Payment Date	Oct-21	Mar-10	Aug-10	Aug-09	Feb-09
	Last Payment Date	Mar-35	Oct-21	Aug-15	Apr-13	Oct-11

M-8	Avg Life	17.07	7.07	4.34	3.14	2.40
	First Payment Date	Oct-21	Mar-10	Jul-10	Aug-09	Jan-09
	Last Payment Date	Dec-34	Oct-21	Apr-15	Jan-13	Aug-11

M-9	Avg Life	17.05	7.05	4.28	3.10	2.37
	First Payment Date	Oct-21	Mar-10	Jun-10	Jul-09	Jan-09
	Last Payment Date	Sep-34	Sep-21	Jan-15	Nov-12	Jun-11

M-10	Avg Life	17.01	7.00	4.22	3.06	2.33
	First Payment Date	Oct-21	Mar-10	Jun-10	Jul-09	Dec-08
	Last Payment Date	May-34	Feb-21	Aug-14	Aug-12	Mar-11

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1
Effective Available Funds Schedule*			Effective Available Funds Schedule*
Period	Date	Net WAC Pass-Through Rate Cap 1 (%)	Period	Date	Net WAC Pass-Through Rate Cap 1 (%)
1	3/25/2007	12.596	46	12/25/2010	19.060
2	4/25/2007	10.158	47	1/25/2011	18.717
3	5/25/2007	10.497	48	2/25/2011	18.615
4	6/25/2007	10.158	49	3/25/2011	19.295
5	7/25/2007	10.497	50	4/25/2011	18.414
6	8/25/2007	10.158	51	5/25/2011	18.561
7	9/25/2007	24.010	52	6/25/2011	18.218
8	10/25/2007	24.027	53	7/25/2011	18.369
9	11/25/2007	23.681	54	8/25/2011	18.026
10	12/25/2007	23.705	55	9/25/2011	17.932
11	1/25/2008	23.359	56	10/25/2011	18.090
12	2/25/2008	23.201	57	11/25/2011	17.747
13	3/25/2008	23.441	58	12/25/2011	17.910
14	4/25/2008	22.891	59	1/25/2012	17.567
15	5/25/2008	22.933	60	2/25/2012	17.478
16	6/25/2008	22.588	61	3/25/2012	10.865
17	7/25/2008	22.637	62	4/25/2012	10.164
18	8/25/2008	22.292	63	5/25/2012	10.503
19	9/25/2008	22.147	64	6/25/2012	10.165
20	10/25/2008	22.206
21	11/25/2008	21.862
22	12/25/2008	21.928
23	1/25/2009	21.583
24	2/25/2009	21.446
25	3/25/2009	21.990
26	4/25/2009	21.178
27	5/25/2009	21.260
28	6/25/2009	20.916
29	7/25/2009	21.004
30	8/25/2009	20.660
31	9/25/2009	20.534
32	10/25/2009	20.632
33	11/25/2009	20.287
34	12/25/2009	20.391
35	1/25/2010	20.047
36	2/25/2010	19.928
37	3/25/2010	20.545
38	4/25/2010	19.696
39	5/25/2010	19.813
40	6/25/2010	19.469
41	7/25/2010	19.591
42	8/25/2010	19.248				*CPR: 35%
43	9/25/2010	19.139				*Effective AFC is ACT/360 day count
44	10/25/2010	19.269				*1 Month Libor: 20%
45	11/25/2010	18.926				*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1
Effective Available Funds Schedule*			Effective Available Funds Schedule*
Period	Date	Net WAC Pass-Through Rate Cap 2 (%)	Period	Date	Net WAC Pass-Through Rate Cap 2 (%)
1	3/25/2007	13.468	46	12/25/2010	19.784
2	4/25/2007	10.861	47	1/25/2011	19.417
3	5/25/2007	11.223	48	2/25/2011	19.314
4	6/25/2007	10.861	49	3/25/2011	20.070
5	7/25/2007	11.223	50	4/25/2011	19.113
6	8/25/2007	10.861	51	5/25/2011	19.283
7	9/25/2007	24.713	52	6/25/2011	18.917
8	10/25/2007	24.753	53	7/25/2011	19.091
9	11/25/2007	24.383	54	8/25/2011	18.725
10	12/25/2007	24.431	55	9/25/2011	18.631
11	1/25/2008	24.061	56	10/25/2011	18.812
12	2/25/2008	23.903	57	11/25/2011	18.446
13	3/25/2008	24.191	58	12/25/2011	18.632
14	4/25/2008	23.593	59	1/25/2012	18.266
15	5/25/2008	23.659	60	2/25/2012	18.177
16	6/25/2008	23.290	61	3/25/2012	11.612
17	7/25/2008	23.363	62	4/25/2012	10.863
18	8/25/2008	22.994	63	5/25/2012	11.225
19	9/25/2008	22.849	64	6/25/2012	10.863
20	10/25/2008	22.932
21	11/25/2008	22.563
22	12/25/2008	22.653
23	1/25/2009	22.285
24	2/25/2009	22.148
25	3/25/2009	22.767
26	4/25/2009	21.879
27	5/25/2009	21.985
28	6/25/2009	21.617
29	7/25/2009	21.729
30	8/25/2009	21.361
31	9/25/2009	21.235
32	10/25/2009	21.356
33	11/25/2009	20.988
34	12/25/2009	21.115
35	1/25/2010	20.747
36	2/25/2010	20.629
37	3/25/2010	21.321
38	4/25/2010	20.396
39	5/25/2010	20.537
40	6/25/2010	20.169
41	7/25/2010	20.315
42	8/25/2010	19.948				*CPR: 35%
43	9/25/2010	19.839				*Effective AFC is ACT/360 day count
44	10/25/2010	19.992				*1 Month Libor: 20%
45	11/25/2010	19.625				*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Effective Available Funds Schedule*			Effective Available Funds Schedule*
Period	Date	Net WAC Pass-Through Rate Mezz (%)	Period	Date	Net WAC Pass-Through Rate Mezz (%)
1	3/25/2007	13.312	46	12/25/2010	19.655
2	4/25/2007	10.736	47	1/25/2011	19.293
3	5/25/2007	11.093	48	2/25/2011	19.190
4	6/25/2007	10.736	49	3/25/2011	19.932
5	7/25/2007	11.093	50	4/25/2011	18.989
6	8/25/2007	10.736	51	5/25/2011	19.155
7	9/25/2007	24.588	52	6/25/2011	18.793
8	10/25/2007	24.623	53	7/25/2011	18.963
9	11/25/2007	24.258	54	8/25/2011	18.601
10	12/25/2007	24.301	55	9/25/2011	18.507
11	1/25/2008	23.936	56	10/25/2011	18.684
12	2/25/2008	23.778	57	11/25/2011	18.322
13	3/25/2008	24.057	58	12/25/2011	18.504
14	4/25/2008	23.467	59	1/25/2012	18.142
15	5/25/2008	23.529	60	2/25/2012	18.053
16	6/25/2008	23.164	61	3/25/2012	11.479
17	7/25/2008	23.233	62	4/25/2012	10.739
18	8/25/2008	22.869	63	5/25/2012	11.097
19	9/25/2008	22.723	64	6/25/2012	10.739
20	10/25/2008	22.802
21	11/25/2008	22.438
22	12/25/2008	22.523
23	1/25/2009	22.159
24	2/25/2009	22.023
25	3/25/2009	22.628
26	4/25/2009	21.754
27	5/25/2009	21.855
28	6/25/2009	21.492
29	7/25/2009	21.599
30	8/25/2009	21.236
31	9/25/2009	21.110
32	10/25/2009	21.227
33	11/25/2009	20.863
34	12/25/2009	20.985
35	1/25/2010	20.622
36	2/25/2010	20.504
37	3/25/2010	21.183
38	4/25/2010	20.272
39	5/25/2010	20.408
40	6/25/2010	20.045
41	7/25/2010	20.186
42	8/25/2010	19.823				*CPR: 35%
43	9/25/2010	19.715				*Effective AFC is ACT/360 day count
44	10/25/2010	19.864				*1 Month Libor: 20%
45	11/25/2010	19.501				*Includes Net Swap Payments received from the Swap Provider

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	Excess Spread in 1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	Excess Spread in 1 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	659	5.3198	659	45	555	4.9333	568
2	551	5.3452	549	46	564	4.9304	576
3	570	5.3426	568	47	557	4.9276	570
4	552	5.3289	551	48	557	4.9256	570
5	570	5.3248	570	49	582	5.0229	591
6	553	5.3197	553	50	558	5.0242	568
7	573	5.2644	573	51	567	5.0241	577
8	575	5.2543	575	52	558	5.0250	569
9	574	5.2414	574	53	567	5.0243	577
10	576	5.1661	576	54	558	5.0246	569
11	574	5.0980	575	55	558	5.0245	569
12	574	5.0991	575	56	567	5.0240	578
13	580	5.0268	581	57	558	5.0247	570
14	575	4.9915	577	58	567	5.0233	579
15	578	4.9552	580	59	558	5.0232	570
16	576	4.9241	578	60	558	5.0233	570
17	579	4.8899	582	61	583	5.0889	603
18	576	4.8554	580	62	547	5.0905	568
19	577	4.8243	581	63	565	5.0917	586
20	581	4.7913	586	64	547	5.0921	568
21	577	4.7586	583
22	582	4.7276	588
23	578	4.6962	586
24	579	4.6636	587
25	593	4.8964	597
26	580	4.8963	586
27	585	4.8845	591
28	581	4.8743	587
29	587	4.8633	593
30	583	4.8523	589
31	583	4.8421	590
32	589	4.8301	596
33	585	4.8205	593
34	591	4.8099	599
35	587	4.7987	595
36	588	4.7887	596
37	607	4.9341	612
38	569	4.9512	577
39	556	4.9485	564
40	527	4.9470	538
41	543	4.9434	553
42	543	4.9413	554
43	550	4.9390	562
44	562	4.9356	574

*Includes Net Swap Payments
*Excess Spread is on a 30/360 day count.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

Breakeven CDR Table for the Subordinated Certificates
The assumptions for the breakeven CDR table below are as follows:
- Pricing speed prepayment assumption
- 10% cleanup call is exercised
- Forward Curves
- 100% Severity
- Interest & Principal advancing
- 3 month recovery lag
- Breakevens are shown at the loss before the referenced Class first incurs a writedown

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	19.36	29.54
M-2	15.51	25.09
M-3	13.95	23.03
M-4	12.35	20.82
M-5	11.22	19.34
M-6	10.39	18.06
M-7	9.56	16.84
M-8	8.91	15.89
M-9	8.26	14.91
M-10	7.65	13.89

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL**
Number of Mortgage Loans:	6,457	Property Type:
Aggregate Principal Balance:	$376,674,430	Single Family:	57.08%
Conforming Balance:*	$358,604,394	PUD:	24.99%
Average Principal Balance:	$58,336	2-4 Family:	8.43%
Range:	$382 - $498,510	Condo:	9.16%
W.A. Coupon:	11.622%	Townhouse:	0.34%
Range:	6.500% - 20.625%	Occupancy Status:
W.A. Remaining Term (Months):	203	Primary:	75.66%
Range (Months):	116 - 360	Investment:	19.76%
W.A. Seasoning (Months):	4	Second Home:	4.58%
Latest Maturity Date:	February 1, 2037	Documentation Status:
State Concentration (Top 5):		Full:	13.66%
California:	28.68%	Stated:	50.32%
Florida:	10.27%	Limited:	0.89%
Arizona:	6.59%	No Documentation:	35.12%
Nevada:	6.41%	W.A. Prepayment Term (Months):	27
Texas:	4.59%	Loans with Prepayment Penalties:	23.36%
W.A. Original Combined LTV:	96.48%	Interest Only Loans:	1.90%
Range:	33.12% - 100.00%	W.A. Interest Only Term (Months):	69
First Liens:	0.00%
Second Liens:	100.00%
Non-Balloon Loans:	16.78%
W.A. FICO:	701
Index Type:
Fixed Rate:	100.00%
*	Based on the 2007 ‘Second Mortgages’ loan limits only
**	Unless otherwise stated, all percentages are based on Aggregate Principal Balance as of the Cutoff Date

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
American Home Mortgage	1,271	80,644,110	21.41	12.247	703	96.30
GMAC	1,668	78,521,877	20.85	11.416	714	93.68
Chapel	862	62,080,036	16.48	11.109	695	97.55
Mortgage IT	398	25,209,412	6.69	10.827	702	95.50
Other	2,258	130,218,995	34.57	11.757	696	97.95
Total:	6,457	376,674,430	100.00	11.622	701	96.48

Product Type
Product Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	2	86,028	0.02	9.390	699	85.07
Fixed - 15 Year	157	5,787,304	1.54	11.502	699	89.98
Fixed - 20 Year	33	1,250,842	0.33	11.986	696	97.30
Fixed - 25 Year	4	198,670	0.05	10.267	682	84.19
Fixed - 25 Year IO	44	2,187,950	0.58	11.432	721	94.27
Fixed - 30 Year	906	49,058,808	13.02	12.164	693	98.23
Fixed - 30 Year IO	62	4,626,655	1.23	11.857	719	97.41
Balloon - 15/30	5,239	312,689,404	83.01	11.536	703	96.33
Balloon - 15/30 IO	5	333,700	0.09	13.293	676	92.83
Balloon - 30/40	5	455,068	0.12	11.169	666	99.01
Total:	6,457	376,674,430	100.00	11.622	701	96.48

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	3,447	109,743,525	29.13	11.860	701	96.14
50,000.01 - 100,000.00	2,284	160,832,316	42.70	11.548	699	96.87
100,000.01 - 150,000.00	523	63,306,256	16.81	11.436	702	97.88
150,000.01 - 200,000.00	136	23,862,919	6.34	11.998	701	95.61
200,000.01 - 250,000.00	31	7,072,300	1.88	11.037	717	96.10
250,000.01 - 300,000.00	16	4,390,330	1.17	10.935	719	95.10
300,000.01 - 350,000.00	9	3,020,912	0.80	10.921	733	85.81
350,000.01 - 400,000.00	8	3,095,114	0.82	11.693	705	83.99
400,000.01 - 450,000.00	2	852,247	0.23	10.468	745	92.54
450,000.01 - 500,000.00	1	498,510	0.13	8.650	798	74.07
Total:	6,457	376,674,430	100.00	11.622	701	96.48

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	3,455	110,053,872	29.22	11.858	701	96.12
50,000.01 - 100,000.00	2,279	160,767,350	42.68	11.549	699	96.89
100,000.01 - 150,000.00	521	63,119,564	16.76	11.437	702	97.87
150,000.01 - 200,000.00	135	23,804,231	6.32	11.998	701	95.61
200,000.01 - 250,000.00	31	7,072,300	1.88	11.037	717	96.10
250,000.01 - 300,000.00	16	4,390,330	1.17	10.935	719	95.10
300,000.01 - 350,000.00	9	3,020,912	0.80	10.921	733	85.81
350,000.01 - 400,000.00	8	3,095,114	0.82	11.693	705	83.99
400,000.01 - 450,000.00	2	852,247	0.23	10.468	745	92.54
450,000.01 - 500,000.00	1	498,510	0.13	8.650	798	74.07
Total:	6,457	376,674,430	100.00	11.622	701	96.48

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	2	86,028	0.02	9.390	699	85.07
121 - 180	5,401	318,810,408	84.64	11.537	702	96.21
181 - 240	33	1,250,842	0.33	11.986	696	97.30
241 - 300	48	2,386,620	0.63	11.335	718	93.43
301 - 360	973	54,140,532	14.37	12.129	695	98.17
Total:	6,457	376,674,430	100.00	11.622	701	96.48

Interest Only Term
IO Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	6,346	369,526,125	98.10	11.618	701	96.48
60	101	6,065,296	1.61	11.642	717	95.95
120	10	1,083,009	0.29	12.646	722	97.83
Total:	6,457	376,674,430	100.00	11.622	701	96.48

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.500 - 6.999	5	244,135	0.06	6.683	729	96.95
7.000 - 7.499	29	1,641,112	0.44	7.242	724	86.72
7.500 - 7.999	51	3,088,659	0.82	7.767	733	92.59
8.000 - 8.499	80	4,429,572	1.18	8.203	741	93.97
8.500 - 8.999	152	10,340,210	2.75	8.717	731	91.57
9.000 - 9.499	234	16,095,888	4.27	9.193	724	94.95
9.500 - 9.999	681	38,262,806	10.16	9.753	719	94.26
10.000 - 10.499	495	29,444,649	7.82	10.165	706	95.43
10.500 - 10.999	756	50,093,325	13.30	10.785	696	97.31
11.000 - 11.499	503	31,943,174	8.48	11.174	696	97.29
11.500 - 11.999	543	33,239,499	8.82	11.713	696	96.72
12.000 - 12.499	551	31,581,222	8.38	12.179	697	96.99
12.500 - 12.999	776	45,157,810	11.99	12.676	698	97.19
13.000 - 13.499	481	24,714,484	6.56	13.146	700	97.51
13.500 - 13.999	351	16,775,365	4.45	13.671	693	97.17
14.000 - 14.499	256	12,350,481	3.28	14.186	683	98.40
14.500 - 14.999	221	12,767,619	3.39	14.649	687	98.12
15.000 - 15.499	101	5,154,622	1.37	15.165	682	97.33
15.500 - 15.999	74	3,692,322	0.98	15.708	674	97.91
16.000 - 16.499	35	1,847,606	0.49	16.191	685	98.11
16.500 - 16.999	18	993,635	0.26	16.595	705	99.56
17.000 - 17.499	20	719,664	0.19	17.119	699	98.97
17.500 - 17.999	25	995,634	0.26	17.732	668	100.00
18.000 - 18.499	8	463,467	0.12	18.266	687	99.16
18.500 - 18.999	7	443,998	0.12	18.645	661	98.99
19.000 - 19.499	1	51,396	0.01	19.000	688	100.00
19.500 - 19.999	1	56,686	0.02	19.625	716	100.00
20.000 - 20.499	1	23,997	0.01	20.000	672	95.00
20.500 - 20.999	1	61,393	0.02	20.625	684	100.00
Total:	6,457	376,674,430	100.00	11.622	701	96.48

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	11	761,983	0.20	9.833	691	41.65
50.01 - 55.00	3	168,637	0.04	8.715	737	54.47
55.01 - 60.00	13	813,183	0.22	9.246	703	58.81
60.01 - 65.00	9	447,903	0.12	9.668	668	62.43
65.01 - 70.00	22	1,613,585	0.43	9.964	686	67.77
70.01 - 75.00	32	3,830,595	1.02	10.261	701	73.42
75.01 - 80.00	111	7,679,964	2.04	9.938	701	79.16
80.01 - 85.00	129	6,709,431	1.78	10.578	694	83.71
85.01 - 90.00	876	40,888,758	10.86	11.221	703	89.59
90.01 - 95.00	1,313	65,975,582	17.52	12.010	708	94.76
95.01 - 100.00	3,938	247,784,808	65.78	11.716	700	99.88
Total:	6,457	376,674,430	100.00	11.622	701	96.48

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
575 - 599	30	1,393,503	0.37	11.471	588	99.72
600 - 624	156	8,614,162	2.29	12.533	618	97.15
625 - 649	633	36,554,953	9.70	12.872	637	96.83
650 - 674	1,055	62,923,568	16.71	11.951	663	96.12
675 - 699	1,448	86,110,442	22.86	11.617	687	96.04
700 - 724	1,141	66,715,869	17.71	11.234	712	96.78
725 - 749	940	53,001,952	14.07	11.225	736	96.83
750 - 774	626	36,736,562	9.75	11.239	761	96.59
775 - 799	354	20,194,038	5.36	11.046	786	96.45
800 - 824	73	4,392,453	1.17	11.398	805	95.31
825 - 849	1	36,928	0.01	9.625	836	98.50
Total:	6,457	376,674,430	100.00	11.622	701	96.48

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	1,244	108,046,804	28.68	11.017	701	96.01
Florida	671	38,695,052	10.27	12.313	700	95.59
Arizona	440	24,836,041	6.59	11.723	700	97.02
Nevada	380	24,136,716	6.41	11.703	702	97.67
Texas	495	17,305,474	4.59	11.340	714	97.43
Virginia	212	14,174,571	3.76	11.751	702	97.02
Illinois	268	13,765,797	3.65	11.751	697	97.53
Maryland	195	12,956,805	3.44	11.606	694	97.87
Washington	188	11,532,168	3.06	11.534	702	96.38
New York	139	10,476,303	2.78	11.784	701	95.43
Minnesota	197	9,587,384	2.55	12.199	703	98.18
Colorado	193	9,504,531	2.52	12.046	703	97.74
Oregon	158	8,527,117	2.26	11.474	698	96.23
North Carolina	172	6,674,133	1.77	11.751	703	95.94
Utah	132	6,540,977	1.74	11.896	712	96.28
Georgia	169	6,258,932	1.66	12.352	703	97.61
Massachusetts	89	5,876,911	1.56	11.734	716	95.48
New Jersey	84	5,660,385	1.50	11.803	696	95.77
Connecticut	73	4,511,231	1.20	12.113	702	95.63
Michigan	133	4,491,711	1.19	12.303	684	97.25
Ohio	84	2,840,633	0.75	12.195	693	98.39
Missouri	86	2,764,355	0.73	11.785	704	95.76
Idaho	52	2,726,108	0.72	11.193	715	93.57
South Carolina	60	2,597,749	0.69	12.068	707	96.17
Pennsylvania	71	2,257,899	0.60	12.089	709	95.85
Hawaii	14	2,006,649	0.53	10.660	722	94.68
District of Columbia	21	1,886,093	0.50	11.105	709	89.62
Wisconsin	47	1,567,935	0.42	12.574	699	96.63
New Mexico	38	1,516,576	0.40	12.604	708	96.46
New Hampshire	24	1,391,285	0.37	12.352	701	98.53
Louisiana	37	1,187,007	0.32	13.426	679	96.32
Indiana	41	1,137,541	0.30	12.385	694	96.97
Rhode Island	20	1,053,750	0.28	11.672	687	91.91
Kentucky	22	890,660	0.24	11.840	679	97.89
Tennessee	30	883,850	0.23	12.032	711	97.01
West Virginia	13	785,911	0.21	14.012	661	99.27
Maine	19	657,681	0.17	12.557	701	96.78

*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Alaska	11	631,160	0.17	12.373	739	98.16
Kansas	21	609,390	0.16	11.103	706	94.30
Arkansas	14	606,461	0.16	11.834	725	97.34
Oklahoma	23	557,677	0.15	12.248	708	97.49
Alabama	17	448,971	0.12	11.832	685	95.53
Delaware	12	433,598	0.12	12.458	692	97.88
Montana	9	429,135	0.11	12.301	683	99.18
Iowa	11	317,190	0.08	11.381	725	95.12
Vermont	4	213,056	0.06	12.926	717	99.42
Nebraska	7	190,280	0.05	12.318	707	93.46
Wyoming	7	168,991	0.04	13.232	707	94.19
North Dakota	4	146,454	0.04	10.870	748	91.67
Mississippi	4	143,413	0.04	10.728	678	88.47
South Dakota	2	67,928	0.02	16.276	683	100.00
Total:	6,457	376,674,430	100.00	11.622	701	96.48

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	4,312	284,977,667	75.66	11.198	695	96.63
Investment	1,852	74,436,027	19.76	13.083	722	96.07
Second Home	293	17,260,737	4.58	12.322	718	95.69
Total:	6,457	376,674,430	100.00	11.622	701	96.48

Documentation Type
Documentation Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	2,246	139,757,434	37.10	11.462	697	96.70
No Ratio	1,530	95,136,541	25.26	11.644	711	96.77
Full Documentation	945	44,818,382	11.90	10.787	701	97.89
No Documentation	712	36,864,563	9.79	11.969	717	92.03
Stated Income/Full Asset	423	26,238,441	6.97	13.106	680	96.58
No Income Verifier	363	20,808,807	5.52	12.068	703	98.25
Full Income/Full Asset	127	6,384,890	1.70	10.814	684	95.60
Limited Documentation	59	3,370,572	0.89	11.015	656	99.50
Stated Income/Stated Asset	41	2,744,000	0.73	12.726	710	96.02
No Income/No Asset	4	294,619	0.08	12.854	720	93.82
Full Income/Stated Asset	7	256,181	0.07	13.389	662	99.17
Total:	6,457	376,674,430	100.00	11.622	701	96.48

Loan Purpose
Loan Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	4,970	283,724,276	75.32	11.770	706	98.04
Refinance - Cashout	1,138	74,606,179	19.81	11.187	688	91.57
Refinance - Rate Term	349	18,343,976	4.87	11.100	690	92.19
Total:	6,457	376,674,430	100.00	11.622	701	96.48

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	3,718	215,001,262	57.08	11.436	699	96.51
PUD	1,526	94,118,866	24.99	11.614	702	96.61
Condo	620	34,505,002	9.16	11.910	708	96.36
2-4 Family	559	31,768,071	8.43	12.600	712	96.03
Townhouse	34	1,281,230	0.34	11.362	702	96.38
Total:	6,457	376,674,430	100.00	11.622	701	96.48

Original Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	5,066	288,683,299	76.64	11.698	704	96.19
6	30	1,993,452	0.53	12.883	718	96.97
12	134	9,373,454	2.49	11.534	694	95.60
24	603	39,736,043	10.55	11.083	685	99.08
36	620	36,705,595	9.74	11.565	696	96.12
60	4	182,588	0.05	10.350	730	97.68
Total:	6,457	376,674,430	100.00	11.622	701	96.48

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I**
Number of Mortgage Loans:	1,487	Property Type:
Aggregate Principal Balance:	$67,277,963	Single Family:	66.54%
Conforming Balance:*	$67,277,963	PUD:	18.99%
Average Principal Balance:	$45,244	2-4 Family:	5.07%
Range:	$382 - $199,931	Condo:	8.86%
W.A. Coupon:	11.025%	Townhouse:	0.54%
Range:	6.500% - 16.375%	Occupancy Status:
W.A. Remaining Term (Months):	199	Primary:	100.00%
Range (Months):	116 - 360	Investment:	0.00%
W.A. Seasoning (Months):	4	Second Home:	0.00%
Latest Maturity Date:	February 1, 2037	Documentation Status:
State Concentration (Top 5):		Full:	21.95%
California:	17.96%	Stated:	50.16%
Florida:	7.87%	Limited:	0.98%
Arizona:	7.22%	No Documentation:	26.90%
Oregon:	5.58%	W.A. Prepayment Term (Months):	28
Nevada:	5.57%	Loans with Prepayment Penalties:	26.47%
W.A. Original Combined LTV:	94.52%	Interest Only Loans:	1.85%
Range:	33.12% - 100.00%	W.A. Interest Only Term (Months):	60
First Liens:	0.00%
Second Liens:	100.00%
Non-Balloon Loans:	17.48%
W.A. FICO:	684
Index Type:
Fixed Rate:	100.00%
*	Based on the 2007 ‘Second Mortgages’ loan limits only
**	Unless otherwise stated, all percentages are based on Aggregate Principal Balance as of the Cutoff Date

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
GMAC	330	14,357,817	21.34	10.662	691	86.67
American Home Mortgage	301	14,079,895	20.93	11.591	681	95.94
Chapel	266	13,140,412	19.53	10.904	688	96.67
Mortgage IT	132	4,845,962	7.20	11.135	679	93.56
Other	458	20,853,876	31.00	10.943	679	97.82
Total:	1,487	67,277,963	100.00	11.025	684	94.52

Product Type
Product Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	34,077	0.05	8.475	705	62.31
Fixed - 15 Year	59	2,493,240	3.71	10.846	689	84.96
Fixed - 20 Year	13	419,388	0.62	10.973	697	96.61
Fixed - 25 Year	4	198,670	0.30	10.267	682	84.19
Fixed - 25 Year IO	17	687,953	1.02	10.282	707	86.18
Fixed - 30 Year	166	7,496,942	11.14	11.037	679	95.54
Fixed - 30 Year IO	9	427,200	0.63	9.859	717	98.72
Balloon - 15/30	1,215	55,346,398	82.27	11.052	683	94.91
Balloon - 15/30 IO	2	129,000	0.19	11.875	685	98.18
Balloon - 30/40	1	45,095	0.07	10.875	735	89.98
Total:	1,487	67,277,963	100.00	11.025	684	94.52

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,011	33,566,978	49.89	11.138	681	95.07
50,000.01 - 100,000.00	444	29,431,387	43.75	10.900	685	94.10
100,000.01 - 150,000.00	26	3,212,558	4.78	11.013	698	92.89
150,000.01 - 200,000.00	6	1,067,039	1.59	10.967	700	93.35
Total:	1,487	67,277,963	100.00	11.025	684	94.52

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	1,013	33,662,147	50.03	11.133	681	94.99
50,000.01 - 100,000.00	442	29,336,219	43.60	10.904	685	94.19
100,000.01 - 150,000.00	26	3,212,558	4.78	11.013	698	92.89
150,000.01 - 200,000.00	6	1,067,039	1.59	10.967	700	93.35
Total:	1,487	67,277,963	100.00	11.025	684	94.52

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	34,077	0.05	8.475	705	62.31
121 - 180	1,276	57,968,638	86.16	11.045	684	94.49
181 - 240	13	419,388	0.62	10.973	697	96.61
241 - 300	21	886,623	1.32	10.278	702	85.74
301 - 360	176	7,969,237	11.85	10.973	681	95.68
Total:	1,487	67,277,963	100.00	11.025	684	94.52

Interest Only Term
IO Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,459	66,033,809	98.15	11.039	683	94.57
60	28	1,244,153	1.85	10.302	708	91.73
Total:	1,487	67,277,963	100.00	11.025	684	94.52

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.500 - 6.999	4	212,556	0.32	6.654	732	97.98
7.000 - 7.499	14	588,024	0.87	7.194	715	84.18
7.500 - 7.999	26	1,450,657	2.16	7.745	724	88.62
8.000 - 8.499	36	1,758,057	2.61	8.187	737	90.60
8.500 - 8.999	63	2,947,289	4.38	8.728	717	85.86
9.000 - 9.499	81	3,314,047	4.93	9.186	716	91.70
9.500 - 9.999	190	8,882,110	13.20	9.738	703	91.57
10.000 - 10.499	151	6,865,358	10.20	10.187	694	92.77
10.500 - 10.999	236	10,879,270	16.17	10.797	681	96.44
11.000 - 11.499	123	5,264,892	7.83	11.179	686	95.88
11.500 - 11.999	134	5,988,011	8.90	11.711	672	96.79
12.000 - 12.499	95	4,286,212	6.37	12.182	660	97.19
12.500 - 12.999	121	5,862,621	8.71	12.688	662	96.44
13.000 - 13.499	75	3,056,785	4.54	13.197	654	97.33
13.500 - 13.999	57	2,255,107	3.35	13.658	658	96.41
14.000 - 14.499	36	1,816,819	2.70	14.196	640	98.57
14.500 - 14.999	24	1,053,079	1.57	14.625	652	99.05
15.000 - 15.499	7	278,487	0.41	15.267	639	99.97
15.500 - 15.999	9	390,699	0.58	15.749	632	99.71
16.000 - 16.499	5	127,882	0.19	16.194	626	100.00
Total:	1,487	67,277,963	100.00	11.025	684	94.52

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	8	455,644	0.68	9.527	679	38.90
50.01 - 55.00	3	168,637	0.25	8.715	737	54.47
55.01 - 60.00	11	619,101	0.92	9.191	690	58.52
60.01 - 65.00	6	277,623	0.41	9.398	652	62.06
65.01 - 70.00	14	782,810	1.16	9.721	679	67.56
70.01 - 75.00	14	750,060	1.11	9.497	692	72.58
75.01 - 80.00	43	2,147,733	3.19	9.602	675	78.18
80.01 - 85.00	72	2,786,392	4.14	10.065	686	83.57
85.01 - 90.00	245	8,705,172	12.94	10.669	689	89.36
90.01 - 95.00	223	10,372,923	15.42	11.257	684	94.40
95.01 - 100.00	848	40,211,869	59.77	11.305	683	99.80
Total:	1,487	67,277,963	100.00	11.025	684	94.52

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
575 - 599	18	652,193	0.97	11.433	589	99.51
600 - 624	75	3,218,663	4.78	12.172	618	94.98
625 - 649	256	11,633,383	17.29	12.419	637	94.05
650 - 674	363	16,235,501	24.13	11.395	662	94.09
675 - 699	314	13,829,715	20.56	10.788	686	94.99
700 - 724	181	8,694,371	12.92	10.216	712	95.19
725 - 749	144	6,853,962	10.19	10.044	735	94.40
750 - 774	76	3,694,617	5.49	9.799	761	94.11
775 - 799	51	2,021,750	3.01	9.245	785	94.82
800 - 824	8	406,881	0.60	8.629	805	86.14
825 - 849	1	36,928	0.05	9.625	836	98.50
Total:	1,487	67,277,963	100.00	11.025	684	94.52

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	206	12,079,967	17.96	10.632	687	89.45
Florida	122	5,296,815	7.87	11.113	680	91.99
Arizona	117	4,860,123	7.22	11.157	682	96.51
Oregon	77	3,752,548	5.58	10.667	687	94.63
Nevada	77	3,746,995	5.57	10.802	687	96.64
Washington	64	3,562,231	5.29	10.925	687	95.84
Illinois	80	3,464,966	5.15	11.184	677	96.32
Colorado	70	3,235,322	4.81	11.025	690	97.33
Maryland	53	2,770,352	4.12	11.123	686	95.93
Virginia	52	2,659,301	3.95	11.266	690	97.36
Minnesota	51	2,194,637	3.26	11.393	674	98.49
Massachusetts	31	1,833,481	2.73	11.179	686	94.23
Michigan	50	1,518,282	2.26	12.039	665	96.81
Georgia	42	1,513,874	2.25	10.772	694	97.68
North Carolina	38	1,413,670	2.10	10.769	694	96.64
Missouri	34	1,118,320	1.66	11.328	693	96.90
New York	17	1,094,884	1.63	9.891	682	88.37
Utah	28	1,080,643	1.61	12.072	677	95.26
Connecticut	25	1,071,615	1.59	11.173	684	94.94
Texas	33	986,657	1.47	10.796	675	98.65
New Jersey	18	877,584	1.30	11.009	671	93.63
Ohio	23	663,049	0.99	11.948	671	97.70
Pennsylvania	19	584,983	0.87	11.271	714	97.15
Idaho	13	526,137	0.78	10.391	671	92.82
Hawaii	4	502,705	0.75	11.576	708	97.93
Wisconsin	19	500,267	0.74	11.905	682	94.66
Rhode Island	10	482,984	0.72	10.652	683	85.97
South Carolina	12	449,459	0.67	11.471	666	92.19
Kansas	10	366,587	0.54	10.617	693	92.29
Indiana	12	348,154	0.52	11.993	662	97.50
Louisiana	11	311,532	0.46	13.148	645	93.38
New Hampshire	7	281,230	0.42	11.949	660	96.92
Kentucky	9	259,701	0.39	11.176	652	97.91
Maine	8	248,885	0.37	12.645	673	96.25
Montana	5	199,037	0.30	12.050	673	98.23
Alaska	4	197,350	0.29	9.936	713	98.03
Alabama	6	173,664	0.26	11.104	677	100.00

*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
New Mexico	5	158,009	0.23	11.344	685	95.03
West Virginia	3	142,599	0.21	13.135	647	99.99
Tennessee	5	133,835	0.20	9.471	704	97.94
Delaware	3	117,455	0.17	10.966	687	98.59
Mississippi	2	116,619	0.17	9.929	667	88.81
Nebraska	4	89,200	0.13	11.872	680	91.71
Oklahoma	2	84,030	0.12	10.345	677	100.00
Wyoming	2	57,885	0.09	12.195	703	98.05
North Dakota	1	52,888	0.08	9.450	751	81.82
Arkansas	1	38,547	0.06	11.250	683	100.00
Vermont	1	37,983	0.06	10.000	739	100.00
Iowa	1	20,921	0.03	9.875	718	100.00
Total:	1,487	67,277,963	100.00	11.025	684	94.52

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	1,487	67,277,963	100.00	11.025	684	94.52
Total:	1,487	67,277,963	100.00	11.025	684	94.52

Documentation Type
Documentation Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	563	25,441,829	37.82	11.129	685	95.90
Full Documentation	268	11,785,981	17.52	10.081	680	97.03
No Ratio	234	11,127,130	16.54	10.844	699	92.66
No Documentation	166	6,972,467	10.36	11.348	691	84.63
Stated Income/Full Asset	108	5,107,813	7.59	13.031	657	97.01
Full Income/Full Asset	63	2,852,858	4.24	10.054	677	93.82
No Income Verifier	56	2,781,075	4.13	11.215	675	97.49
Limited Documentation	17	660,455	0.98	10.605	638	99.39
Stated Income/Stated Asset	7	418,744	0.62	11.518	702	99.19
Full Income/Stated Asset	5	129,611	0.19	13.215	662	98.35
Total:	1,487	67,277,963	100.00	11.025	684	94.52

Loan Purpose
Loan Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Refinance - Cashout	680	34,082,858	50.66	10.982	682	91.64
Purchase	599	24,998,441	37.16	11.129	686	99.21
Refinance - Rate Term	208	8,196,663	12.18	10.886	683	92.19
Total:	1,487	67,277,963	100.00	11.025	684	94.52

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	1,018	44,763,975	66.54	11.052	682	94.30
PUD	249	12,775,144	18.99	11.028	682	95.95
Condo	147	5,962,650	8.86	10.889	694	95.26
2-4 Family	66	3,411,615	5.07	10.937	692	90.98
Townhouse	7	364,579	0.54	10.686	681	91.52
Total:	1,487	67,277,963	100.00	11.025	684	94.52

Original Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	1,100	49,471,530	73.53	11.078	684	94.10
6	2	79,090	0.12	11.853	695	100.00
12	27	1,526,610	2.27	10.803	697	91.57
24	182	8,587,490	12.76	10.950	678	99.51
36	175	7,560,335	11.24	10.805	686	92.06
60	1	52,908	0.08	10.125	694	100.00
Total:	1,487	67,277,963	100.00	11.025	684	94.52

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II**
Number of Mortgage Loans:	4,970	Property Type:
Aggregate Principal Balance:	$309,396,467	Single Family:	55.02%
Conforming Balance:*	$291,326,431	PUD:	26.29%
Average Principal Balance:	$62,253	2-4 Family:	9.17%
Range:	$930 - $498,510	Condo:	9.23%
W.A. Coupon:	11.752%	Townhouse:	0.30%
Range:	6.875% - 20.625%	Occupancy Status:
W.A. Remaining Term (Months):	203	Primary:	70.36%
Range (Months):	116 - 360	Investment:	24.06%
W.A. Seasoning (Months):	4	Second Home:	5.58%
Latest Maturity Date:	February 1, 2037	Documentation Status:
State Concentration (Top 5):		Full:	11.86%
California:	31.02%	Stated:	50.36%
Florida:	10.79%	Limited:	0.88%
Nevada:	6.59%	No Documentation:	36.91%
Arizona:	6.46%	W.A. Prepayment Term (Months):	27
Texas:	5.27%	Loans with Prepayment Penalties:	22.68%
W.A. Original Combined LTV:	96.90%	Interest Only Loans:	1.91%
Range:	40.00% - 100.00%	W.A. Interest Only Term (Months):	71
First Liens:	0.00%
Second Liens:	100.00%
Non-Balloon Loans:	16.63%
W.A. FICO:	705
Index Type:
Fixed Rate:	100.00%
*    Based on the 2007 ‘Second Mortgages’ loan limits only
** Unless otherwise stated, all percentages are based on Aggregate Principal Balance as of the Cutoff Date

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Originator
Originator	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
American Home Mortgage	970	66,564,215	21.51	12.386	707	96.37
GMAC	1,338	64,164,060	20.74	11.585	719	95.25
Chapel	596	48,939,624	15.82	11.164	696	97.79
Mortgage IT	266	20,363,450	6.58	10.753	707	95.96
Other	1,800	109,365,119	35.35	11.912	699	97.98
Total:	4,970	309,396,467	100.00	11.752	705	96.90

Product Type
Product Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Fixed - 10 Year	1	51,951	0.02	9.990	695	100.00
Fixed - 15 Year	98	3,294,064	1.06	11.998	708	93.78
Fixed - 20 Year	20	831,454	0.27	12.497	695	97.65
Fixed - 25 Year IO	27	1,499,996	0.48	11.960	728	97.98
Fixed - 30 Year	740	41,561,866	13.43	12.367	695	98.72
Fixed - 30 Year IO	53	4,199,455	1.36	12.060	719	97.28
Balloon - 15/30	4,024	257,343,006	83.18	11.640	707	96.64
Balloon - 15/30 IO	3	204,700	0.07	14.186	670	89.46
Balloon - 30/40	4	409,973	0.13	11.201	658	100.00
Total:	4,970	309,396,467	100.00	11.752	705	96.90

Principal Balance at Origination
Principal Balance at Origination ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,436	76,176,547	24.62	12.178	710	96.62
50,000.01 - 100,000.00	1,840	131,400,929	42.47	11.694	702	97.49
100,000.01 - 150,000.00	497	60,093,699	19.42	11.459	703	98.14
150,000.01 - 200,000.00	130	22,795,880	7.37	12.046	701	95.71
200,000.01 - 250,000.00	31	7,072,300	2.29	11.037	717	96.10
250,000.01 - 300,000.00	16	4,390,330	1.42	10.935	719	95.10
300,000.01 - 350,000.00	9	3,020,912	0.98	10.921	733	85.81
350,000.01 - 400,000.00	8	3,095,114	1.00	11.693	705	83.99
400,000.01 - 450,000.00	2	852,247	0.28	10.468	745	92.54
450,000.01 - 500,000.00	1	498,510	0.16	8.650	798	74.07
Total:	4,970	309,396,467	100.00	11.752	705	96.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance
Remaining Principal Balance ($)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0.01 - 50,000.00	2,442	76,391,725	24.69	12.177	710	96.61
50,000.01 - 100,000.00	1,837	131,431,131	42.48	11.692	702	97.49
100,000.01 - 150,000.00	495	59,907,006	19.36	11.460	703	98.14
150,000.01 - 200,000.00	129	22,737,192	7.35	12.046	701	95.72
200,000.01 - 250,000.00	31	7,072,300	2.29	11.037	717	96.10
250,000.01 - 300,000.00	16	4,390,330	1.42	10.935	719	95.10
300,000.01 - 350,000.00	9	3,020,912	0.98	10.921	733	85.81
350,000.01 - 400,000.00	8	3,095,114	1.00	11.693	705	83.99
400,000.01 - 450,000.00	2	852,247	0.28	10.468	745	92.54
450,000.01 - 500,000.00	1	498,510	0.16	8.650	798	74.07
Total:	4,970	309,396,467	100.00	11.752	705	96.90

Remaining Term
Months Remaining	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
61 - 120	1	51,951	0.02	9.990	695	100.00
121 - 180	4,125	260,841,770	84.31	11.646	707	96.59
181 - 240	20	831,454	0.27	12.497	695	97.65
241 - 300	27	1,499,996	0.48	11.960	728	97.98
301 - 360	797	46,171,295	14.92	12.329	697	98.60
Total:	4,970	309,396,467	100.00	11.752	705	96.90

Interest Only Term
IO Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	4,887	303,492,315	98.09	11.745	705	96.90
60	73	4,821,143	1.56	11.988	719	97.04
120	10	1,083,009	0.35	12.646	722	97.83
Total:	4,970	309,396,467	100.00	11.752	705	96.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
Mortgage Rate (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
6.500 - 6.999	1	31,578	0.01	6.875	705	89.99
7.000 - 7.499	15	1,053,087	0.34	7.269	730	88.13
7.500 - 7.999	25	1,638,002	0.53	7.787	740	96.10
8.000 - 8.499	44	2,671,514	0.86	8.213	744	96.19
8.500 - 8.999	89	7,392,921	2.39	8.713	737	93.84
9.000 - 9.499	153	12,781,841	4.13	9.195	726	95.79
9.500 - 9.999	491	29,380,697	9.50	9.757	724	95.07
10.000 - 10.499	344	22,579,291	7.30	10.159	710	96.24
10.500 - 10.999	520	39,214,055	12.67	10.782	700	97.55
11.000 - 11.499	380	26,678,282	8.62	11.173	698	97.57
11.500 - 11.999	409	27,251,488	8.81	11.714	701	96.71
12.000 - 12.499	456	27,295,010	8.82	12.179	703	96.96
12.500 - 12.999	655	39,295,189	12.70	12.674	703	97.30
13.000 - 13.499	406	21,657,699	7.00	13.139	706	97.54
13.500 - 13.999	294	14,520,258	4.69	13.673	698	97.29
14.000 - 14.499	220	10,533,661	3.40	14.184	691	98.37
14.500 - 14.999	197	11,714,540	3.79	14.651	690	98.04
15.000 - 15.499	94	4,876,135	1.58	15.159	684	97.18
15.500 - 15.999	65	3,301,623	1.07	15.703	679	97.69
16.000 - 16.499	30	1,719,724	0.56	16.191	689	97.97
16.500 - 16.999	18	993,635	0.32	16.595	705	99.56
17.000 - 17.499	20	719,664	0.23	17.119	699	98.97
17.500 - 17.999	25	995,634	0.32	17.732	668	100.00
18.000 - 18.499	8	463,467	0.15	18.266	687	99.16
18.500 - 18.999	7	443,998	0.14	18.645	661	98.99
19.000 - 19.499	1	51,396	0.02	19.000	688	100.00
19.500 - 19.999	1	56,686	0.02	19.625	716	100.00
20.000 - 20.499	1	23,997	0.01	20.000	672	95.00
20.500 - 20.999	1	61,393	0.02	20.625	684	100.00
Total:	4,970	309,396,467	100.00	11.752	705	96.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Original Combined Loan-to-Value Ratio
Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Less than or equal to 50.00	3	306,339	0.10	10.289	710	45.75
55.01 - 60.00	2	194,082	0.06	9.420	745	59.73
60.01 - 65.00	3	170,280	0.06	10.109	693	63.02
65.01 - 70.00	8	830,774	0.27	10.194	693	67.97
70.01 - 75.00	18	3,080,536	1.00	10.447	703	73.62
75.01 - 80.00	68	5,532,231	1.79	10.068	711	79.54
80.01 - 85.00	57	3,923,039	1.27	10.943	699	83.81
85.01 - 90.00	631	32,183,586	10.40	11.371	707	89.66
90.01 - 95.00	1,090	55,602,659	17.97	12.150	713	94.82
95.01 - 100.00	3,090	207,572,939	67.09	11.795	703	99.89
Total:	4,970	309,396,467	100.00	11.752	705	96.90

FICO Score at Origination
FICO Score at Origination	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
575 - 599	12	741,310	0.24	11.505	588	99.90
600 - 624	81	5,395,500	1.74	12.749	617	98.44
625 - 649	377	24,921,570	8.05	13.083	637	98.12
650 - 674	692	46,688,067	15.09	12.145	664	96.82
675 - 699	1,134	72,280,727	23.36	11.776	687	96.24
700 - 724	960	58,021,498	18.75	11.386	711	97.02
725 - 749	796	46,147,990	14.92	11.401	736	97.19
750 - 774	550	33,041,945	10.68	11.400	761	96.86
775 - 799	303	18,172,288	5.87	11.247	786	96.63
800 - 824	65	3,985,572	1.29	11.681	805	96.25
Total:	4,970	309,396,467	100.00	11.752	705	96.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
California	1,038	95,966,837	31.02	11.065	702	96.84
Florida	549	33,398,237	10.79	12.503	703	96.16
Nevada	303	20,389,721	6.59	11.869	705	97.86
Arizona	323	19,975,918	6.46	11.861	704	97.15
Texas	462	16,318,817	5.27	11.373	716	97.35
Virginia	160	11,515,270	3.72	11.863	705	96.94
Illinois	188	10,300,832	3.33	11.942	704	97.94
Maryland	142	10,186,453	3.29	11.737	696	98.40
New York	122	9,381,419	3.03	12.005	703	96.25
Washington	124	7,969,937	2.58	11.806	709	96.62
Minnesota	146	7,392,747	2.39	12.439	711	98.10
Colorado	123	6,269,209	2.03	12.573	710	97.95
Utah	104	5,460,334	1.76	11.862	718	96.48
North Carolina	134	5,260,462	1.70	12.015	705	95.75
New Jersey	66	4,782,801	1.55	11.948	700	96.17
Oregon	81	4,774,569	1.54	12.108	706	97.50
Georgia	127	4,745,058	1.53	12.856	706	97.59
Massachusetts	58	4,043,431	1.31	11.985	729	96.05
Connecticut	48	3,439,616	1.11	12.406	708	95.84
Michigan	83	2,973,429	0.96	12.438	693	97.47
Idaho	39	2,199,972	0.71	11.384	725	93.75
Ohio	61	2,177,584	0.70	12.271	700	98.60
South Carolina	48	2,148,290	0.69	12.192	716	97.00
District of Columbia	21	1,886,093	0.61	11.105	709	89.62
Pennsylvania	52	1,672,916	0.54	12.375	707	95.40
Missouri	52	1,646,035	0.53	12.096	712	94.98
Hawaii	10	1,503,944	0.49	10.354	726	93.60
New Mexico	33	1,358,567	0.44	12.750	711	96.63
New Hampshire	17	1,110,054	0.36	12.454	712	98.94
Wisconsin	28	1,067,668	0.35	12.888	707	97.54
Louisiana	26	875,474	0.28	13.525	692	97.37
Indiana	29	789,388	0.26	12.557	708	96.73
Tennessee	25	750,015	0.24	12.489	713	96.85
West Virginia	10	643,312	0.21	14.206	664	99.11
Kentucky	13	630,959	0.20	12.113	690	97.88
Rhode Island	10	570,766	0.18	12.535	690	96.94
Arkansas	13	567,914	0.18	11.873	728	97.16

*Geographic Distribution continued on the next page

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (continued)
Location	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Oklahoma	21	473,647	0.15	12.586	713	97.04
Alaska	7	433,810	0.14	13.482	751	98.22
Maine	11	408,795	0.13	12.504	718	97.10
Delaware	9	316,143	0.10	13.012	694	97.62
Iowa	10	296,269	0.10	11.487	726	94.77
Alabama	11	275,307	0.09	12.292	689	92.70
Kansas	11	242,804	0.08	11.838	726	97.34
Montana	4	230,099	0.07	12.518	693	100.00
Vermont	3	175,073	0.06	13.561	713	99.29
Wyoming	5	111,106	0.04	13.773	709	92.18
Nebraska	3	101,081	0.03	12.712	730	95.00
North Dakota	3	93,567	0.03	11.673	746	97.24
South Dakota	2	67,928	0.02	16.276	683	100.00
Mississippi	2	26,795	0.01	14.202	724	87.00
Total:	4,970	309,396,467	100.00	11.752	705	96.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
Occupancy Status	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Primary	2,825	217,699,704	70.36	11.251	699	97.28
Investment	1,852	74,436,027	24.06	13.083	722	96.07
Second Home	293	17,260,737	5.58	12.322	718	95.69
Total:	4,970	309,396,467	100.00	11.752	705	96.90

Documentation Type
Documentation Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Stated Documentation	1,683	114,315,605	36.95	11.535	699	96.87
No Ratio	1,296	84,009,411	27.15	11.750	712	97.31
Full Documentation	677	33,032,401	10.68	11.039	709	98.19
No Documentation	546	29,892,096	9.66	12.114	723	93.76
Stated Income/Full Asset	315	21,130,628	6.83	13.124	685	96.47
No Income Verifier	307	18,027,732	5.83	12.200	707	98.37
Full Income/Full Asset	64	3,532,032	1.14	11.428	689	97.04
Limited Documentation	42	2,710,117	0.88	11.115	660	99.53
Stated Income/Stated Asset	34	2,325,256	0.75	12.943	711	95.44
No Income/No Asset	4	294,619	0.10	12.854	720	93.82
Full Income/Stated Asset	2	126,570	0.04	13.567	663	100.00
Total:	4,970	309,396,467	100.00	11.752	705	96.90

Loan Purpose
Loan Purpose	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Purchase	4,371	258,725,834	83.62	11.832	708	97.93
Refinance - Cashout	458	40,523,321	13.10	11.360	693	91.52
Refinance - Rate Term	141	10,147,312	3.28	11.274	695	92.20
Total:	4,970	309,396,467	100.00	11.752	705	96.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type
Property Type	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
Single Family Residence	2,700	170,237,287	55.02	11.537	703	97.08
PUD	1,277	81,343,721	26.29	11.706	705	96.71
Condo	473	28,542,353	9.23	12.124	710	96.58
2-4 Family	493	28,356,456	9.17	12.800	714	96.64
Townhouse	27	916,651	0.30	11.631	711	98.31
Total:	4,970	309,396,467	100.00	11.752	705	96.90

Original Prepayment Penalty Term
Prepayment Penalty Term (months)	Number of Initial Mortgage Loans	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance	W.A. Coupon (%)	W.A. Non-Zero FICO	W.A. Original CLTV (%)
0	3,966	239,211,768	77.32	11.826	709	96.62
6	28	1,914,362	0.62	12.926	719	96.84
12	107	7,846,844	2.54	11.676	693	96.38
24	421	31,148,553	10.07	11.119	687	98.96
36	445	29,145,260	9.42	11.762	699	97.17
60	3	129,680	0.04	10.442	744	96.74
Total:	4,970	309,396,467	100.00	11.752	705	96.90

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

ACE Securities Corp. Home Equity Loan Trust, Series 2007-SL1

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Antonio Rhee	212-250-8569

ABS Banking
Sue Valenti	212-250-3455
Roxana McKinney	212-250-0848

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Reta Chandra	212-250-2729
Kevin Fisher	212-250-7325

Standard & Poor’s Rating Service

Mark Goldenberg	212-438-1641
Peter G. Graham	212-438-1599

Moody’s Investors Service, Inc.

Karen Ramallo	212-553-0370
Rachel Peng	212-553-3831

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.